SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA


Total Return      P(1+T)n = ERV

                 Inception to September 30, 1997

                        P = $1,000
                        T = (.80)%
                        n = 1
                      ERV = $992.00*


SEC Yield

                    Yield = 2[((a-b)/cd+1)6-1]

                        a = 486
                        b = 503
                        c = 33,675.408
                        d = 9.92
                    Yield = 0%


* Not annualized